SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 24, 2013

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As more fully discussed in Item 2.01 below, on October 24, 2013, Evolving Systems, Inc. (“Evolving Systems”) completed the acquisition of Telespree Communications (“Telespree”) pursuant to the terms of an Agreement and Plan of Merger (“Merger Agreement”) by and among Evolving Systems, Topaz Merger Sub, Inc., a wholly owned subsidiary of Evolving Systems (“Merger Sub”), Telespree, and a representative of the shareholders and change in control payment recipients of Telespree.

The press release announcing the transaction, dated October 25, 2013, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01                                  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 24, 2013, Evolving Systems, Merger Sub, Telespree and a representative of the shareholders and change in control payment recipients of Telespree entered into a Merger Agreement.  Pursuant to the terms of the Merger Agreement:  (a) Merger Sub was merged with and into Telespree (the “Merger”), with Telespree continuing as the surviving corporation and as a wholly owned subsidiary of Evolving Systems; and (b) Evolving Systems:  (i) acquired all of the outstanding securities of Telespree; (ii) made an initial payment totaling approximately $1.6 million comprised of approximately $0.8 million in cash and approximately $0.8 million in stock; (iii) agreed to make a payment on the 1 year anniversary of the Merger of $0.5 million, with such payment being available to secure Telespree’s representations and warranties under the Merger Agreement; and (iv) will potentially make payments in cash on the achievement of certain financial targets for the period from October 25, 2013 through October 24, 2016.

Text of the Merger Agreement. The full text of the Merger Agreement and the press release issued in connection with the announcement are attached as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

ITEM 3.02                                  UNREGISTERED SALES OF EQUITY SECURITIES

As further described in Item 2.01 above, on October 24, 2013, Evolving Systems issued 73,280 shares of its common stock to the shareholders of Telespree as partial consideration for the acquisition of Telespree.  The number of shares of common stock issued in connection with the Merger has been calculated based on a 15-day volume-weighted average price of Evolving Systems’ common stock on the Nasdaq Capital Market. The shares of common stock were issued in a private placement that was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder, based upon certain representations of the Telespree shareholders.

ITEM 8.01                                  OTHER EVENTS

The press release announcing the Merger, dated October 25, 2013, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

a)  Financial Statements of Business Acquired.

No financial statements of Telespree are required to be filed with respect to the Merger.

b)  Pro Forma Financial Statements.

No pro forma financial statements are required to be filed with respect to the Merger.

c)  Shell Company Transactions.

Not Applicable.

d)  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
2.1

Agreement and Plan of Merger by and among Evolving Systems, Inc., Topaz Merger Sub, Inc., Telespree Communications and Gill Cogan as the exclusive representative of the Effective Time Shareholders and Change in Control Payment Recipients

99.1	Press release dated October 25, 2013, “Evolving Systems Acquires Telespree Communications”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 25, 2013

Evolving Systems, Inc.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and among Evolving Systems, Inc., Topaz Merger Sub, Inc., Telespree Communications and Gill Cogan as the exclusive representative of the Effective Time Shareholders and Change in Control Payment Recipients

99.1	Press release dated October 25, 2013, “Evolving Systems Acquires Telespree Communications”